Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-258324, 333-248775, 333-240154, 333-234518, 333-227306, 333-221241, 333-215831, 333-207830, 333-190404, 333-188868, 333-183268, 333-177705, 333-170325, 333-162715, 333-152814, 333-146076, 333-140623, 333-131412, 333-127672, 333-120364, 333-107218, 333-97091, and 333-19351) of Plantronics, Inc. of our report dated May 26, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
May 26, 2022